 EXHIBIT 99.1

Freeze Tag Announces

Merger with Munzee is Complete

TUSTIN, CA, October 19, 2017 – Freeze Tag (OTC: FRZT – temporarily trading as FRZTD), a leading creator of mobile social games, today announced the company has successfully completed a merger with Munzee Inc., effective October 18, 2017.

“We are thrilled to combine forces with Munzee Inc.,” said Craig Holland, CEO of Freeze Tag. “Rob Vardeman and the Munzee team have built a world class location-based gaming franchise with a dedicated player community.”

The combined company, Freeze Tag, Inc., will maintain offices in McKinney, Texas and Tustin, California with the management team comprised of Craig Holland as CEO, Rob Vardeman as President, Mick Donahoo as CFO, and Cecie Newman as VP of Operations.

“Six years of building communities in our family of apps, with a hard-working team, has brought us to this next chapter,” said Rob Vardeman, former President of Munzee Inc., and now President of Freeze Tag. “We look forward to the leadership and experience the Freeze Tag team brings as we all become stronger together.”

Freeze Tag will continue to align its vision with two fast-growing trends in the mobile applications world: AR location-based gaming and location-based advertising. The combined company has proprietary technology with the ability to create a portfolio of augmented reality location-based games for brands and iconic characters, such as the augmented reality treasure hunting game Garfield GO (www.garfieldgo.com), which is currently live in several countries around the world.

According to advisory firm Digi-Capital, mobile AR (augmented reality) is set to become the primary driver of a $108 billion VR/AR market by 2021, with AR taking the lion’s share of $83 billion, with VR being the remaining $25 billion (source: Digi-Capital article: http://www.digi-capital.com/news/2017/01/after-mixed-year-mobile-ar-to-drive-108-billion-vrar-market-by-2021/#.WXvRrdPyvdQ).

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With Munzee’s dedicated player community and large installed base of locations and the combined technology of both companies, there are tremendous opportunities to offer engaging entertainment-centric, location-based advertising solutions. Location-targeted mobile advertising is advertising based on a user’s location or includes proximity-relevant content to trigger local offline conversions. According to BIA/Kelsey, a media research firm, location-targeted mobile ad sales are expected to rise from $12.4 billion in 2016 to $32.4 billion by the end of 2021. (Source: http://www.biakelsey.com/location-targeted-mobile-ad-spend-reach-29-5b-u-s-2020/)

Freeze Tag management indicated that news related to current and future products will be forthcoming.

About Freeze Tag, Inc.

Freeze Tag, Inc. is a leading creator of mobile location-based games for consumers and businesses. Our games include hits such as Munzee, a social platform with over 5 million locations worldwide and hundreds of thousands of players that blends gamification and geolocation into an experience that rewards players for going places in the physical world, Garfield Go, a Pokemon Go style augmented reality game based on the iconic cat Garfield, WallaBee, an addictive collecting game with over 2,000 beautifully drawn digital cards, as well as many social mobile games that provide endless hours of family-friendly fun. We also offer our gaming technology and services to businesses that want to leverage mobile gaming in their marketing and branding programs. For example, our Eventzee solution allows businesses to create private scavenger hunts in physical places such as malls, tradeshows, company events or campuses to create immersive brand experiences.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to, our ability to market our games, and our ability to implement new changes and release them. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contact:

info@freezetag.com

714-210-3850 x26

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